UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 15, 2008

BUSINESS.VN INCORPORATED Formerly known as WorldTradeshow.com, Inc. (Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-51126 (Commission File Number)	88-355407 (IRS Employer Identification No.)

9449 Balboa Avenue, Suite 103 San Diego, California 92123 (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (858) 292-9637

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 15, 2008, Business.vn Inc. ("Business.vn" or the "Company") entered into a Consulting Services Agreement (the "Agreement") with IR.VN, LLC ("Consultant"), for the provision of certain specified shareholder relations services. The Agreement, which has a one (1) year term ending on October 14, 2009, is also terminable prior to the end of the term, under certain conditions. The Company has agreed to compensate Consultant by paying cash compensation of $5,000 per month, plus stock grants of the Company's common stock, which total 350,000 shares over the term, with 200,000 shares to be issued on execution of the Agreement, and 150,000 shares to be issued on March 1, 2009.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits

The following exhibits are filed as part of this report:

No.	Description

10.3	Consulting Services Agreement dated October 15, 2008 by and between IR.VN, LLC, a California limited liability company, and Business.VN, Inc., a Nevada corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUSINESS.VN, INC. (Registrant)

Date: October 17, 2008	By: /s/ Sheldon Silverman Name: Sheldon Silverman Title: Chief Executive Officer, Chairman

Exhibit Index

No.	Description

10.3	Consulting Services Agreement dated October 15, 2008 by and between IR.VN, LLC, a California limited liability company, and Business.VN, Inc., a Nevada corporation.